Exhibit 14

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the caption “Financial Highlights” in the Prospectus/Information Statement included in this Registration Statement (Form N-14) of Federated Hermes Government Income Trust.

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated March 31, 2023, each included in Post-Effective Amendment No. 65 to the Registration Statement (Form N-1A, File No. 002-75366) of Federated Hermes Government Income Trust, filed with the Securities and Exchange Commission, and each incorporated by reference into the Prospectus/Information Statement and Statement of Additional Information included in this Registration Statement.

We also consent to the incorporation by reference of our report dated March 27, 2023, with respect to the financial statements and financial highlights of Federated Hermes Government Income Fund (the sole portfolio constituting Federated Hermes Government Income Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended January 31, 2023, into this Registration Statement, filed with the Securities and Exchange Commission.

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated April 30, 2023, each included in Post-Effective Amendment No. 77 to the Registration Statement (Form N-1A, File No. 002-74191) of Federated Hermes Government Income Securities, Inc., filed with the Securities and Exchange Commission, and each incorporated by reference into the Prospectus/Information Statement and Statement of Additional Information included in this Registration Statement.

We also consent to the incorporation by reference of our report dated April 21, 2023, with respect to the financial statements and financial highlights of Federated Hermes Government Income Securities, Inc. included in the Annual Report to Shareholders (Form N-CSR) for the year ended February 28, 2023, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

November 17, 2023